As filed with the Securities and Exchange Commission on February 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANULIFE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada	98-0361647
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Bloor Street East, NT 9 Toronto, Ontario Canada	M4W 1E5
(Address of Principal Executive Offices)	(Zip Code)

MANULIFE FINANCIAL CORPORATION

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS,

EXECUTIVE STOCK OPTION PLAN AND

GLOBAL SHARE OWNERSHIP PLAN

(Full Title of the Plans)

Scott A. Lively, Esq.

John Hancock Life Insurance Company (U.S.A.)

197 Clarendon Street

Boston, Massachusetts 02116

(Name and Address of Agent for Service)

(617) 663-3000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James D. Gallagher, Esq. Manulife Financial Corporation 200 Bloor Street East, NT 9 Toronto, Ontario Canada, M4W 1E5 (416) 926-3000	Peter J. Loughran, Esq. Benjamin R. Pedersen, Esq. Debevoise & Plimpton LLP 66 Hudson Boulevard New York, NY 10001 (212) 909-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Manulife Financial Corporation, a Canadian corporation (the “Registrant”), is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 25,000,000 additional common shares of the Registrant (the “Common Shares”) for issuance pursuant to the Manulife Financial Corporation Stock Plan for Non-Employee Directors (as amended from time to time, the “Director Plan”), the Executive Stock Option Plan (as amended from time to time, the “Executive Option Plan”) and the Global Share Ownership Plan (as amended from time to time, the “Global Plan” and, together with Director Plan and the Executive Option Plan, the “Plans”).

In connection with the Plans, the Registrant previously registered for issuance (i) 2,400,000 Common Shares under the Director Plan and Executive Option Plan, (ii) 1,000,000 Common Shares under the Global Plan, and (iii) an additional 30,000,000 Common Shares under the Plans, pursuant to registration statements on Form S-8 filed with the Commission (Registration No. 333-12610, Registration No. 333-13072 and Registration No. 333-157326) on September 26, 2000, January 17, 2001 and February 13, 2009, respectively (the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Prior Registration Statements, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act (except for the section thereof entitled “Ratings”) or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

c) The description of the Common Shares contained in the Registrant’s registration statement on Form F-10 under the heading “Share Structure”, filed under the Exchange Act on September 26, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Registrant hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 8. Exhibits.

Number	Description

4.1	Manulife Financial Corporation Letters Patent of Incorporation and Order to Commence and Carry on Business (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-4, filed with the Commission on November 6, 2003 (File No. 333-110281)).

4.2	Manulife Financial Corporation General By-Laws No. 1 and No. 2 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K, filed with the Commission on May 9, 2014 (File No. 001-14942).

*5.1	Opinion of Scott MacIntosh.

*10.1	Manulife Financial Corporation Global Share Ownership Plan

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Scott MacIntosh (included in Exhibit 5.1).

*24.1	Powers of attorney (included on the signature pages of this registration statement)

*107	Filing fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 28th day of February, 2024.

MANULIFE FINANCIAL CORPORATION

By:	/s/ Roy Gori
Roy Gori
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Manulife Financial Corporation hereby severally constitute and appoint Colin Simpson, Chief Financial Officer, James D. Gallagher, General Counsel, Scott S. Hartz, Chief Investment Officer, and Stephanie Fadous, Treasurer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Manulife Financial Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roy Gori Roy Gori	President and Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2024

Signature	Title	Date

/s/ Colin Simpson Colin Simpson	Chief Financial Officer (Principal Financial Officer)	February 28, 2024

/s/ Adrienne K. O’Neill Adrienne K. O’Neill	Global Controller and Group Chief Accounting Officer (Principal Accounting Officer)	February 28, 2024

/s/ Donald R. Lindsay Donald R. Lindsay	Chair	February 28, 2024

/s/ Nicole S. Arnaboldi Nicole S. Arnaboldi	Director	February 28, 2024

/s/ Guy L.T. Bainbridge Guy L.T. Bainbridge	Director	February 28, 2024

/s/ Susan F. Dabarno Susan F. Dabarno	Director	February 28, 2024

/s/ Julie E. Dickson Julie E. Dickson	Director	February 28, 2024

/s/ Tsun-yan Hsieh Tsun-yan Hsieh	Director	February 28, 2024

/s/ Vanessa Kanu Vanessa Kanu	Director	February 28, 2024

/s/ C. James Prieur C. James Prieur	Director	February 28, 2024

/s/ Andrea S. Rosen Andrea S. Rosen	Director	February 28, 2024

/s/ May Tan May Tan	Director	February 28, 2024

/s/ Leagh E. Turner Leagh E. Turner	Director	February 28, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Manulife Financial Corporation in the United States, on this 28th day of February, 2024.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Tracy Lannigan
Tracy Lannigan
Assistant Vice President and Assistant Chief Counsel